Exhibit 11.1


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS




                                                       Three Months Ended     Six Months Ended
                                                             June 30,               June 30,
                                                       -------------------    ---------------
                                                      1999          1998      1999       1998
                                                      --------------------    ---------------
                                                     (in thousands, except for per share data)

Basic:
    Net income applicable to common
        stock                                           $ 7,812   $ 7,107   $15,062   $13,226
                                                        =======   =======   =======   =======
    Weighted average number of
        common shares outstanding                        15,500    15,226    15,466    15,192
                                                        =======   =======   =======   =======

   Basic net income per share                           $   .50   $   .47   $   .97   $   .87
                                                        =======   =======   =======   =======

Diluted:
    Net income applicable to common
        stock                                           $ 7,812   $ 7,107   $15,062   $13,226
                                                        =======   =======   =======   =======
    Weighted average number of
        common shares outstanding                        15,500    15,226    15,466    15,192
    Weighted average number of
        dilutive common stock equivalents                   260       674       472       679
                                                        -------   -------   -------   -------
    Weighted average number of
        common and common equivalent
         shares outstanding                              15,760    15,900    15,938    15,871
                                                        =======   =======   =======   =======

   Diluted net income per share                         $   .50   $   .45   $   .95   $   .83
                                                        =======   =======   =======   =======

                                      11.1